                                  EXHIBIT 99.1

                                  PRESS RELEASE


The following is the text of a press release issued by Service Merchandise Company, Inc. on January 8, 1999.

         SERVICE MERCHANDISE OBTAINS $750 MILLION FINANCING COMMITMENT

                             CLOSE TO NAMING NEW CEO

Nashville, TN (Jan. 8, 1999)--Service Merchandise Company, Inc. (NYSE:SME) announced today that it has obtained a $750 million financing commitment from Citibank. The Brentwood, Tenn.-based fine jewelry, gift and home products retailer expects to finalize and close the financing facility in mid-January. The financing would, among other things, enable the Company to repay its existing bank facility and support the Company as it attempts to improve its operations and return to profitability. The Company also said that it intends to pay the interest due on its 9% subordinated debentures on or prior to January 14.

Gary M. Witkin, the former President and Chief Executive Officer of Service Merchandise, has resigned to pursue other interests. The Company is in the final stages of its search for a CEO and expects to name a new CEO shortly. Raymond Zimmerman, the former CEO whose parents founded Service Merchandise, has been named non-executive Chairman of the Board of Directors.

Mr. Zimmerman is upbeat about the Company's prospects for a turnaround. "Our customers are loyal and our jewelry business remains among the strongest in the industry. If we can meet our operational and financial challenges -- and we're off to a great start with the new financing commitment -- we think we can return the Company to profitability."

Service Merchandise employs approximately 25,000 associates and operates 347 stores in 34 states.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release includes certain forward-looking statements in reliance on the "safe harbor" provisions of The Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are subject to a number of risks and uncertainties, including but not limited to the factors identified below. Actual results may differ materially from those anticipated in any such forward-looking statements. The Company undertakes no obligation to update or revise any such forward-looking statements.

The Company's liquidity, capital resources, and results of operations may be affected from time to time by a number of factors and risks, including, but not limited to, the ability of the Company to consummate its financing arrangement; the availability of trade credit; terms with vendors and floor planning arrangers; the Company's use of substantial financial leverage and the potential impact of such leverage on the Company's ability to develop and execute operating strategies; the Company's ability to withstand significant economic downturns and to repay its indebtedness; the ability to fund and execute a new strategic plan for the Company; the ability of the Company to attract and retain key executives; competitive pressures from other retailers, including specialty retailers and discount stores, which may affect the nature and viability of the Company's business strategy; trends in the economy as a whole, which may affect consumer confidence and consumer demand for the types of goods sold by the Company; availability, costs and terms of financing, including the risk of rising interest rates; the ability to maintain gross profit margins; the seasonal nature of the Company's business and the ability of the Company to predict consumer demand as a whole, as well as demand for specific goods; the ability of the Company to attract and retain customers; costs associated with the shipping, handling and control if inventory and the Company's ability to optimize its supply chain; potential adverse publicity; availability and cost of management and labor employed; real estate occupancy and development costs, including the substantial fixed investment costs associated with opening, maintaining or closing a Company store; and the ability to effect conversions to new technological systems, including become Year 2000 compliant.